Exhibit 99.1

                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                            AND REVIVAL OF CHARTER

Jeremy's Microbatch Ice Creams, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

   1.  The name of this corporation is Jeremy's Microbatch Ice Creams, Inc.
   2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington Zip Code 19801 County of New Castle the name and address of its registered agent is The Corporation Trust Company.
   3. The date of filing of the original Certificate of Incorporation in Delaware was October 8, 1999.
   4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
   5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2003, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

   IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, William Tay the last and acting authorized officer hereunto set his/her hand to this certificate this 12th day of May A.D. 2003.

                                        By:   /s/ William Tay
                                              -------------------------------
                                                    Authorized Officer
                                        Name:  William Tay
                                        Title: President


         State of Delaware
         Secretary of State
      Division of Corporations
   Delivered 09:00 AM  05/15/2003
      FILED 09:00 AM 05/15/2003
    SRV  030315224 - 3110078 FILE